                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 2005

                                Chinawe.com Inc.
             (Exact name of registrant as specified in its charter)

         California                   000-26169                  95-462728
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(State or other jurisdiction of      (Commission           (IRS Employer
        incorporation)               File Number)          Identification No.)

Room 7, 13/F, Block A
Fuk Keung Industrial Building 66-68
Tong Mi Road, Kowloon, Hong Kong                                          n/a
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(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code (852) 23810818
                                                           --------------

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          (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
            Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         As previously disclosed in its filings with the Securities and Exchange
Commission, Chinawe.com Inc. (the "Company") had entered into an interim
Services Agreement (the "Agreement") with Citigroup Financial Products Inc., a subsidiary of Citigroup Inc. ("CFP"), to provide loan servicing and other services relating to a pool of non-performing loans ("NPLs") in Huizhou,
Guangdong Province, China to be purchased by CFP from China Great Wall Asset
Management Corporation ("Great Wall"), a financial company controlled by the
People's Republic of China (the "PRC"). The NPLs to be purchased are valued at
US$242 million.

         The Agreement was in effect while approval of the requisite PRC governmental agencies was sought for the transaction between CFP and Great Wall.
The final approval was received on April 1, 2005. It was the intention of CFP and the Company, upon such approval, that a definitive agreement be entered into pursuant to which the Company is to provide substantially the same services as under the Agreement for a period covering the resolution of the NPLs (the
"Definitive Agreement"). Pursuant to PRC law, the Company set up Chinawe Asset
Management (PRC) Limited ("CAM"), a new PRC subsidiary, to service the NPLs under the Definitive Agreement. On April 20, 2005 the Definitive Agreement,
between Huizhou One Limited ("Owner"), a subsidiary of CFP, and CAM, was executed.

         Pursuant to the Definitive Agreement, Owner appointed CAM to provide enumerated consulting services with regard to the NPLs (the "Consulting
Services") pursuant to the laws of the PRC and the business scope of CAM as approved by the PRC government. CAM is to provide the Consulting Services in accordance with (a) applicable PRC law, (b) the terms of the Definitive
Agreement, (c) the directions given pursuant to the Definitive Agreement from time to time by Owner, and (d) its responsible and reasonable judgment, within its agency authority and in the interest of Owner, as to other appropriate actions, subject to the approval of Owner.

         Owner will pay CAM, as compensation for the Consulting Services, the following: (i) a base consulting fee paid on signing of the Definitive
Agreement; (ii) a monthly consulting fee (the "Consulting Fee"); (iii) a monthly collection fee (the "Collection Fee") based on a percentage of all actual collections and recoveries relating to the assets serviced (net of all costs and expenses incurred in the resolution of the assets) during the relevant month;
and (iv) an incentive fee (the "Incentive Fee") if Owner receives from the resolution of the assets a cumulative amount equal to the aggregate of the purchase price of the assets and the costs and expenses incurred by Owner in the acquisition of the assets plus a specified internal rate of return.

         Each of the Consulting Fee, the Collection Fee and the Incentive Fee is
payable by Owner to Consultant only in respect of assets that are actually advised on by Consultant and is not payable in respect of assets which are advised on behalf of Owner by a sub-consultant appointed by Owner in its sole discretion as contemplated by the Definitive Agreement or which are not advised on by Consultant for any other reason. .

         The respective duties and obligations of CAM and Owner created by the
Definitive Agreement terminate upon the final recovery determination of the last remaining loan or property under management. Notwithstanding the foregoing, in addition to termination of the Definitive Agreement for breach by CAM, Owner may terminate the Definitive Agreement at any

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time upon five business days' prior written notice to CAM. CAM may not resign from the obligations and duties imposed upon it by the Definitive Agreement unless as a result of a change in PRC law CAM's duties under the Definitive
Agreement are no longer permissible under applicable PRC law or CAM receives a notice from a relevant governmental or regulatory authority to the effect that
CAM's duties under the Definitive Agreement are not permissible under applicable
PRC law, or in the event of a termination of the Definitive Agreement pursuant to the terms thereof. Subject to applicable PRC law or the applicable governmental authority in the PRC, no such resignation is to become effective unless and until a qualified consultant satisfactory to Owner is willing to provide the Consulting Services and enters into a consulting agreement with
Owner in form and substance substantially similar to the Definitive Agreement.

         Upon termination of the Definitive Agreement (a) Owner shall pay all fees and expenses payable to CAM that have accrued up to and including the date of termination; and (b) CAM shall reimburse Owner for any fees and expenses prepaid to CAM and applicable to periods arising after the date of termination.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005                    CHINAWE.COM INC.

                                        By: /s/ Man Ying Ken Wai
                                            --------------------
                                            Name:  Man Ying Ken Wai
                                            Title: Vice President